FORM 8-K
                                                                        --------


                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                    FORM  8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest  reported)     November  22,  2002

                           USA VIDEO INTERACTIVE CORP.
             (Exact name of registrant as specified in its chapter)
             ------------------------------------------------------
                               0-29651          06-15763-91
                                     WYOMING
    (State or other jurisdiction          (Commission          (IRS Employer
       of incorporation          File Number)          Identification No.)
       ----------------          ------------          -------------------
                                           06355
                      70 ESSEX STREET, MYSTIC, CONNECTICUT
                    (Address of principal executive offices)          (Zip Code)
                    ----------------------------------------          ----------

                                 (800) 625-2200
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

On November 22nd, 2002, the Registrant issued a Corporate Update to its shareholders advising of the impact of the current economy on the Registrant's business and the current status of the Registrant's business

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

Exhibit  99.1     News  Release  dated  November  22,  2002


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     USA  VIDEO  INTERACTIVE  CORP.


Date  :     November  22,  2002          By  :     /s/  Anton  J.  Drescher
            -------------------                    ------------------------
                                                   ANTON  J.  DRESCHER,
                                                   CORPORATE  SECRETARY

 USA  Video  Interactive  -  Corporate  Update
 ---------------------------------------------

NOVEMBER  22,  2002  - MYSTIC, CONNECTICUT - USA Video Interactive (OTCBB: USVO;
TSX:  US;  BSE/Frankfurt:  USF;  http://www.usvo.com)
                                 -------------------

It has been a difficult two-plus years for USA Video Interactive (USVO) and for the entire economy, as everyone knows all too well. The internet-related and high-tech sectors have been particularly hard hit, with smaller companies - those listed on the Over The Counter Bulletin Board (OTCBB), like USVO - declining in value by more than 95% in 2000 and 2001. Business conditions in 2002 certainly have provided no relief. What began as a rout of OTCBB stocks in 2000 has spread to the Nasdaq and NYSE and every other stock exchange in the world, affecting virtually every listed company and costing American investors more than $8.4 trillion (USA Today - October 8, 2002). It is an understatement to say that these past few years have been a daunting challenge for companies and shareholders alike.

As all our shareholders know, USVO has not been immune to these conditions. We have made many changes in order to stay in business until the economy begins improving, and we will describe some of these below. But first, we sometimes are asked about what happened to many of the agreements we announced in the late 1990s and over the past couple of years. Every one of these was entered into in good faith by all parties involved, typically after long negotiations and due diligence. But the economic pressures on the other parties to those agreements and our company have been relentless. Many of the smaller (and some of the larger) companies with whom we had agreements are now out of business or close to it. Most of the surviving companies with whom we had agreements suffered greatly during the past two years and have changed their business focus, putting off plans and postponing spending, trying hard to weather the economic downturn. Orders in the pipeline fizzled and promised benefits of alliances did not materialize-not because of some failing of any of the parties, but because economic conditions had changed so dramatically and everyone was being affected.

Paid advertising via the Internet, the target market that should have voraciously consumed StreamHQ's capabilities, encountered a significant downturn. Additionally, we found ourselves competing for the diminishing remnants of that market against industry giants who could easily underprice us or give their services away for free.

Our first StreamHQ services, Zmail and mediaClix , presented an innovative (and widely demanded) marketing approach with the emphasis on results, not volume, targeting an opt-in consumer base with a creative call-to-action rather than bombarding the user with lifeless emails in the hope of a getting a less-than-1% click-through rate. The initial response to our services was positive; one of our clients had a nearly 40% view rate and realized a tenfold return on investment. We had numerous enquiries and leads which led to completion of contracts, a build up of orders and work in progress, which in turn created much optimism within the Company, but the economy kept spiraling downward and more and more of these orders were deferred. We began reducing staff and cutting costs so we would be ready to ramp up once things improved globally. Earlier this year, we asked officers and employees to defer some or all of their pay if they could, with the promise that they would be paid as soon as some pending contracts were finalized. In an unprecedented show of support, many of them did and we were able to spread out dwindling cash reserves. We can't express enough how much their sacrifice and their continued amazing talent have meant during these difficult times.

Unfortunately, the anticipated contracts did not finalize and most of the remaining employees had to be furloughed, again with the promise that paying them their back wages was the Company's highest priority. Four employees met with the Connecticut Department of Labor to protect their rights to back pay. The case is pending in New London, Connecticut courts. In the meantime, formal arrangements have been made with these four employees and other employees who are owed back wages, and we are confident that the issue is close to being resolved. In any event, it was and is most regrettable and we apologize to our shareholders and employees for allowing it to occur.

Throughout the past couple of years amidst all these problems, we maintained our pioneering video-on-demand patent and earlier this year, retained in-house counsel to represent it aggressively. We focused remaining staff on licensing the VOD patent and other intellectual properties such as our patent-pending video digital fingerprinting and motion wavelet compression technologies. We have received solicited and unsolicited expressions of interest in these technologies, including proposals to purchase certain intellectual property outright. However, in the interest of our shareholders, we must achieve the right balance between timeliness of execution and proper value recognition; we are not willing to sell out the Company's valuable long-term intellectual property rights for a small fraction of their potential worth. A measure of patience has been necessary so far, and will continue to be necessary as we aggressively pursue licensing proposals and negotiations with strategically selected target companies.

As we approach the end of a difficult year during which we experienced much disappointment and an understandable loss of shareholder confidence, the Company has refocused its energy on obtaining revenues through the sale and/or licensing of its intellectual properties. At the same time, we are ready to re-launch various StreamHQ initiatives, plus others that were in development, as soon as the market recovers. We are confident that the economy will recover, and this is confidence that seems widely shared among most business observers; it's just that nobody seems to know exactly when that will occur.

In closing, we realize that shareholders have taken the brunt of the economic downturn and many have incurred significant losses across their entire portfolios, making losses associated with USVO all the more painful. As principals in this Company, we know this first hand. But we are committed to continuing in operation at the current reduced levels so that we can increase shareholder value through licensing fees for our patent and other technologies, and by leveraging StreamHQ to produce a revenue stream as the economy recovers. We appreciate the confidence and patience that many have shown throughout this time, and we certainly understand the frustration that all of us have shared. We believe our current course and focus will lay the cornerstone for the Company's future. As always, our commitment to our shareholders is to build lasting value in the Company.

On  behalf  of  the
Board  of  Directors

"EDWIN  MOLINA"

Edwin  Molina,
President


                           ABOUT USA VIDEO INTERACTIVE
USVO is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions. The Company developed its StreamHQ architecture to provide a wide range of business customers with value-added media delivery services. USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 145 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, and Italy. For more information, visit www.usvo.com.
                     ------------

USA VIDEO INTERACTIVE Corporate Headquarters Office: 70 Essex Street, Mystic, CT 06355 (860) 572-1560; Canada Office: 507 - 837 West Hastings Street, Vancouver, BC V6C 3N6. Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock
Exchanges: USF. CUSIP 902924208. The TSX Venture Exchange (TSX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release. For more information contact Edwin Molina (860) 572-1560; info@usvo.com
            -

The press release may contain forward-looking statements. Actual results may differ materially from those projected in any forward-looking statements. Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.